CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated March 30, 2009 with respect to the audited financial statements of Micron Enviro Systems for the year ended December 31, 2008.

/s/ Malone & Bailey, PC Malone & Bailey, PC www.malone bailey.com Houston, Texas April 13, 2009